UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2014

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Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or Incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

13115 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On July 21, 2014, Applied Optoelectronics, Inc. (the “Company”) entered into a Third Amendment to Office Lease Agreement (the “Amendment”) with 12808 W. Airport, LLC (the “Lessor”) covering the premises located at 12808 W. Airport Blvd., Sugar Land, Texas 77478 (the “Premise”). The Amendment, which is effective as of July 21, 2014, amends that certain Office Lease Agreement dated May 11, 2012 between the Company and Lessor.

The Amendment adds an approximate of 1,715 square feet of additional office space, resulting in an aggregate of approximately 8,781 square feet of space. Pursuant to the Lease Amendment, Company agrees to lease the Premise for a 25-month term commencing on June 1, 2014 and ending on June 30, 2016. Additionally, Company agrees to pay a base monthly rent of $2,786.88 to Lessor for the rental period between June 1, 2014 and May 31, 2015 and a base monthly rent of $2,858.33 for the rental period between June 1, 2015 and June 30, 2016.

The foregoing description of the Amendment does not purport to be a complete statement of the parties’ right and obligations under the Amendment and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment to Office Lease Agreement between the Applied Optoelectronics, Inc. and 12808 Airport, LLC dated July 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2014	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo,
	Title:	General Counsel, Vice President and Secretary